As filed with the Securities and Exchange Commission on April 24, 2025

Registration No. 333-283232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MarineMax, Inc.

(Exact name of Registrant as specified in its charter)

Florida	59-3496957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brooker Creek Boulevard

Oldsmar, Florida 34677

727-531-1700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Brett McGill

Chief Executive Officer and President

MarineMax, Inc.

501 Brooker Creek Boulevard

Oldsmar, Florida 34677

727-531-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communication to:

Michael M. Mills, Jr., Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Phone: (813) 227-8500

Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

On November 14, 2024, MarineMax, Inc. (the “Company”) filed an automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-283232). Due to an administrative error, certain XBRL Interactive Data Files required to be submitted pursuant to Rule 405 of Regulation S-T had not been submitted at the time the Registration Statement was filed and the Company was not eligible, as of such filing date, to use Form S-3. As of the date hereof, no securities have been sold under the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to deregister all securities that were registered under the Registration Statement but remain unsold as of the date hereof. On April 24, 2025, the Company filed an amendment to the Form 10-K that included the inadvertently omitted XBRL Interactive Data Files. Accordingly, the Company believes that, as of the date hereof, it has filed all XBRL Interactive Data Files required to be submitted pursuant to Rule 405 of Regulation S-T during the twelve calendar months and any portion of a month immediately preceding the date hereof and is thus eligible to use Form S-3. The Company intends to file a new automatic shelf registration statement on Form S-3 shortly after the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oldsmar, State of Florida, on April 24, 2025.

MARINEMAX, INC.

By:	/s/ W. Brett McGill
W. Brett McGill
Chief Executive Officer, President and Director